Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000    2,977,870,000
DEUTSCHE BANK SECURITIES, INC.              13-2730328      820,244,775
BARCLAYS CAPITAL INC.                       05-0346412      547,578,913
HSBC BANK                                   00-0000000      314,006,805
CREDIT AGRICOLE                             00-0000000      281,239,220
MIZUHO SECURITIES USA INC                   00-0000000      274,568,978
ICAP CORPORATES                             00-0000000      212,637,744
BANK OF NEW YORK MELLON                     00-0000000      153,092,132
ING BANK                                    00-0000000      148,300,000
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      116,765,915






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000                0
DEUTSCHE BANK SECURITIES, INC.              13-2730328       20,778,158
BARCLAYS CAPITAL INC.                       05-0346412      246,347,301
HSBC BANK                                   00-0000000        2,260,100
CREDIT AGRICOLE                             00-0000000           65,980
MIZUHO SECURITIES USA INC                   00-0000000        2,744,732
ICAP CORPORATES                             00-0000000           32,269
BANK OF NEW YORK MELLON                     00-0000000          186,435
ING BANK                                    00-0000000                0
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485           73,609




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    6,364,558,314 D. Total Sales: 278,808,551

                               SCREEN NUMBER : 12